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                                                                     EXHIBIT 99A

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of all of the undersigned with respect to the ownership of shares of Common Stock of MapQuest.com, Inc.

     This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED as a sealed instrument this 11th day of February, 2000.

HIGHLAND CAPITAL PARTNERS III
  LIMITED PARTNERSHIP

By: Highland Management
     Partners III Limited Partnership

    By: /s/ Robert F. Higgins
       ----------------------
           General Partner

HIGHLAND MANAGEMENT PARTNERS III
  LIMITED PARTNERSHIP

By: /s/ Robert F. Higgins
   ----------------------
      General Partner

/s/ Robert F. Higgins
-------------------------
Robert F. Higgins

/s/ Paul A. Maeder
-------------------------
Paul A. Maeder

/s/ Wycliffe K. Grousbeck
-------------------------
Wycliffe K. Grousbeck

/s/ Daniel J. Nova
-------------------------
Daniel J. Nova


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